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                            EXHIBIT 21
                   WORTHINGTON INDUSTRIES, INC.
                      A DELAWARE CORPORATION

                                                       JURISDICTION OF
SUBSIDIARY (1)                                         INCORPORATION
--------------------------------------------------------------------------------
Worthington Industries Incorporated                         Ohio
Worthington Foreign Sales Corporation                       Barbados
Worthington Steel of Michigan, Inc.                         Michigan
      d/b/a The Worthington Steel Company

SUBSIDIARIES OF WORTHINGTON STEEL OF MICHIGAN, INC.
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      Dietrich Industries, Inc.                             Pennsylvania
            Dietrich Design Group, Inc. (2)                 Pennsylvania
      The Gerstenslager Company                             Michigan
      The Worthington Steel Company                         Delaware
            NRM Trucking Company (3)                        Delaware
      The Worthington Steel Company                         North Carolina
      The Worthington Steel Company of Alabama, Inc.        Michigan
      The Worthington Steel Company of Decatur, Inc.        Michigan
      The Worthington Steel Company                         Ohio
      Worthington Cylinder Corporation                      Ohio
            Worthington Acetylene Cylinders, Inc. (4)       Alabama
               (d/b/a North American Cylinders, Inc.)

      Buckeye Steel Castings Company                        Ohio
            Buckeye Energy Company, Inc. (5)                Ohio
            Buckeye International Development, Inc. (5)     Ohio
            GSI Engineering, Inc. (5)                       Delaware
            Worthington Custom Plastics, Inc. (5)           Ohio
               Worthington Precision Metals, Inc. (6)       Tennessee

LIMITED LIABILITY COMPANY SUBSIDIARIES
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     Worthington Steel Company of Decatur, L.L.C. (7)       Alabama

     Worthington Steel Company of Kentucky, L.L.C. (8)      Kentucky

JOINT VENTURES
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     Worthington Specialty Processing, Inc. (9)             Michigan

     Worthington S.A. (10)                                  Brazil

     Spartan Steel Coating, L.L.C. (11)                     Michigan

     TWB Company, L.L.C. (12)                               Michigan

     Worthington Armstrong Venture (13)                     Delaware

     Acerex, S.A. de C.V. (14)                              Mexico
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FOREIGN SUBSIDIARIES
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      Worthington Cylinders of Canada, Inc. (4)                 Ontario, Canada
            Steel Cylinder Manufacturing, Inc. (15)             Ontario, Canada
      Industrias Worthington Do Brasil Ltda (16)                Brazil
      Worthington Industries Mexico, S.A. de C.V. (17)          Mexico
      Worthington Armstrong Venture Europe, S.A. (18)           France
      Worthington Heiser (19)                                   Austria
      Worthington Steel Company of Alabama, Inc. & Co. OEG (20) Austria




                               * * * * *



1. All subsidiaries are 100% owned by the listed parent unless otherwise noted. Some minor or non-functioning corporations are not listed.
2.   Wholly-owned subsidiary of Dietrich Industries, Inc. (PA)
3.   Wholly-owned subsidiary of The Worthington Steel Company (DE)
4.   Wholly-owned subsidiary of Worthington Cylinder Corporation (OH)
5.   Wholly-owned subsidiary of Buckeye Steel Castings Company (OH)
6.   Wholly-owned subsidiary of Worthington Custom Plastics, Inc. (OH)
7. Owned by The Worthington Steel Company of Alabama, Inc.(MI) and The Worthington Steel Company of Decatur, Inc.
8. Owned by The Worthington Steel Company (OH) and by Worthington Steel of Michigan, Inc. (MI)
9. 50% Joint Venture w/USX Corporation - owned by Worthington Steel of Michigan, Inc.
10.  Joint Venture - owned 52% by Industrias Worthington do Brasil
     Ltda. and 48% by Metalplus
11. Joint Venture among QS Steel Inc. (48%) and Worthington Steel of Michigan, Inc. (MI) (52%)
12. Joint Venture among Thyssen Inc. (33.33%); Worthington Steel of Michigan, Inc. (33.33%); QS Steel Inc., Bethlehem Blank Welding, Inc. and LTV Steel ea own 11.11%
13.  50% Joint Venture w/Armstrong Ventures, Inc. - Owned by The
     Worthington Steel Company (DE)
14.  50% Joint Venture with Hylsa S.A. de C.V. Owned by Worthington
     Industries Mexico, S.A. de C.V.
15.  Wholly-owned subsidiary of Worthington Cylinders of Canada, Inc.
     (Ontario)
16. Owned by Worthington Steel of Michigan, Inc. (MI) and Worthington Cylinder Corporation (OH)
17.  Subsidiary of Worthington Steel of Michigan, Inc. (MI)
18.  Subsidiary of Worthington Armstrong Venture (DE)
19.  Subsidiary of Worthington Cylinder Corporation (OH)
20. Owned by The Worthington Steel Company of Alabama, Inc. (MI) and The Worthington Steel Company of Decatur, Inc. (MI)


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